Exhibit 99.2
FOR IMMEDIATE RELEASE
Mount Logan Capital Inc. Prices $40.0 Million Senior Notes Offering
NEW YORK, January 16, 2026 – Mount Logan Capital Inc. (Nasdaq: MLCI) (“Mount Logan”, “MLCI”, or the “Company”) today announced that it has priced its previously announced underwritten public offering of $40.0 million in aggregate principal amount of 8.00% senior unsecured notes due 2031 (the “Notes”). The Notes will mature on January 31, 2031, and may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after January 31, 2028. The Notes will be issued in denominations of $25 and integral multiples of $25 in excess thereof and will bear interest at a rate of 8.00% per year, payable quarterly, with the first interest payment occurring on April 30, 2026. The Company has granted the underwriters a 30-day option to purchase up to an additional $6.0 million aggregate principal amount of Notes to cover overallotments, if any. The Notes are rated ‘BBB-’ by Egan-Jones Ratings Company, an independent, unaffiliated rating agency.
The offering is expected to close on January 26, 2026, subject to customary closing conditions. The Company intends to list the Notes on the NASDAQ Global Market within 30 days of the original issue date under the trading symbol “MLCIL”.
Ted Goldthorpe, Chief Executive Officer and Chairman of Mount Logan, said, “We are pleased with the successful pricing of this offering, marking our entry into the U.S. public fixed income markets. We appreciate the strong support from both institutional and retail investors, helping us achieve this important milestone for our business following the recent closing of our Business Combination with 180 Degree Capital.”
Mount Logan expects to use the net proceeds from the offering for the repayment of outstanding indebtedness under its credit facility and any remainder for general corporate purposes.
Lucid Capital Markets, LLC, Piper Sandler & Co. and BC Partners Securities LLC acted as joint bookrunners for the offering. Canaccord Genuity LLC, William Blair & Company, L.L.C. and Wedbush Securities Inc. acted as co-managers for the offering.

Investors should consider the Company’s business objectives and risks carefully before investing. The preliminary prospectus dated January 12, 2026, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. The information in the preliminary prospectus and this press release is not complete and may be changed. The preliminary prospectus and this press release are not offers to sell these securities and are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.
A registration statement relating to these securities is on file with and has been declared effective by the SEC. The offering may be made only by means of a prospectus. Copies of the preliminary prospectus and, when available, copies of the final prospectus, may be obtained by writing Lucid Capital Markets, LLC at 570 Lexington Ave., 40th Floor, New York, NY 10022, by calling toll-free at 646-362-0256 or by sending an e-mail to: prospectus@lucidcm.com; copies may also be obtained for free by visiting EDGAR on the SEC’s website at http://www.sec.gov.
Egan-Jones Ratings Company is a nationally recognized statistical rating organization (NRSRO). A security rating is not a recommendation to buy, sell or hold securities, and any such rating may be subject to revision or withdrawal at any time by the applicable rating agency.
About Mount Logan Capital Inc.
Mount Logan Capital Inc. is an integrated alternative asset management and insurance solutions firm focused on generating durable, fee-based revenue and long-term value creation. The Company leverages differentiated investment strategies alongside permanent insurance capital to deliver attractive, risk-adjusted returns across market cycles.
Through its subsidiaries, Mount Logan Management LLC and Ability Insurance Company, Mount Logan manages and invests across private and public credit markets in North America and the reinsurance of annuity products. This integrated platform is designed to provide stable earnings, downside protection, and a low risk of principal impairment through the credit cycle.
As of September 30, 2025, Mount Logan Capital had over $2.1 billion in assets under management.
Cautionary Statement Regarding Forward-Looking Statements
This press release, and oral statements made from time to time by representatives of Mount Logan, may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Mount Logan’s current views about future events. Such forward-looking statements include, without limitation, statements about the timing or terms of the public offering and the anticipated use of proceeds therefrom, the benefits or consummation of Mount Logan’s announced tender offer on the terms announced or at all, future financial and operating results, Mount Logan’s plans, objectives, expectations and intentions, and other statements that are not historical facts, including but not limited to future results of operations, projected cash flow and liquidity, business strategy, shareholder liquidity and the payment of dividends to shareholders of Mount Logan, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this press release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports which Mount Logan has filed or will file from time to time with the SEC or on SEDAR+, and any risk factors contained in such reports, which may cause results to differ.
Mount Logan does not undertake any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The information contained on the website of Mount Logan is not incorporated by reference into this press release. Mount Logan is not responsible for the contents of third-party websites.

Contacts
Mount Logan Capital Inc.
650 Madison Ave, Floor 3
New York City, NY 10022
mlc.ir@mountlogan.com
Andrew Berger
SM Berger & Company
andrew@smberger.com